Exhibit 99.2

Product and Segment Revenues
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Product revenues:
Carrier Systems	$73,148	$56,210	$131,241	$98,939
Business Networking	32,165	26,432	58,622	46,444
Loop Access	45,048	38,886	87,525	86,509
Total	$150,361	$121,528	$277,388	$231,892

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$44,971	$31,391	$81,333	$53,610
Optical Access (included in Carrier Systems)	16,128	13,514	27,387	24,166
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	27,902	20,427	50,085	35,742
Total Growth Products	89,001	65,332	158,805	113,518
Percentage of Total Revenue	59%	54%	57%	49%

HDSL (does not include T1) (included in Loop Access)	42,174	34,349	82,104	77,270
Other Products (excluding HDSL)	19,186	21,847	36,479	41,104
Total Traditional Products	61,360	56,196	118,583	118,374
Percentage of Total Revenue	41%	46%	43%	51%

Total	$150,361	$121,528	$277,388	$231,892

Segment Revenues:
Carrier Networks	$117,579	$91,766	$217,103	$178,850
Enterprise Networks	32,782	29,762	60,285	53,042
Total	$150,361	$121,528	$277,388	$231,892

Sales by Geographic Region:
United States	$142,046	$115,085	$262,346	$218,503
International	8,315	6,443	15,042	13,389
Total	$150,361	$121,528	$277,388	$231,892